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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                                  ALTIRIS, INC.
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             (Exact name of registrant as specified in its charter)

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          Delaware                                       87-0616516
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  (State of Incorporation)                  (I.R.S. Employer Identification No.)

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  588 West 400 South, Lindon, UT                           84042
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     (Address of principal                               (ZIP Code)
       executive offices)
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     Securities to be registered pursuant to Section 12(b) of the Act: None.

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-83352

     Securities to be registered pursuant to Section 12(g) of the Act:

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                    Common Stock, par value $0.0001 per share
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                                (Title of class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

     Altiris, Inc. (the "Registrant") incorporates by reference the description of its securities registered hereunder contained under the heading "Description of Capital Stock" as set forth in the Registrant's Registration Statement on Form S-1, as filed with the Commission on February 25, 2002, as amended (File Number 333-83352), and including any subsequent amendments thereto, including the Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act which is hereby deemed to be incorporated by reference in response to this item.

Item 2.  Exhibits

     The following exhibits are filed as part of this registration statement:

     3.1 Amended and Restated Certificate of Incorporation of Altiris, Inc. currently in effect.

     3.2    Amended and Restated Bylaws of Altiris, Inc. currently in effect.

     4.1*   Specimen Common Stock Certificate.

     4.2A* Investor Rights Agreement, dated March 30, 2001, between Compaq Computer Corporation and Altiris, Inc.

     4.2B* First Amended and Restated Investors' Rights Agreement, dated as of May 2, 2002, between Altiris, Inc. and the Investors (as defined therein).

     4.2C* Registration and Expenses Agreement, dated as of April 26, 2002, among Altiris, Inc., The Canopy Group, Inc and Moon Shadow, L.P.

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* Incorporated by reference to exhibits of the same number to the Registrant's
  Registration Statement on Form S-1 (File No. 333-83352).

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 23, 2002           Altiris, Inc.


                             By:  /s/ Stephen C. Erickson
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                                  Stephen C. Erickson
                                  Vice President and Chief Financial Officer